Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Path 1 Network Technologies Inc. 2004 Equity Incentive Plan, of our report dated April 13, 2004, with respect to the consolidated financial statements of Path 1 Network Technologies Inc. included in its Annual Report on Amendment No. 1 to Form 10-K for the year ended December 31, 2003.

/s/ SWENSON ADVISORS, LLP

San Diego, California

August 12, 2004